Exhibit (A)



                 Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-89786) of DENTSPLY
International Inc. of our report dated June 25, 2003 relating to the financial statements of the DENTSPLY International Inc. 401(k) Savings Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Philadelphia, PA
June 30, 2003